                                                                   EXHIBIT 4.2




                   CENTERIOR FUNDING CORPORATION, Transferor


                  THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                                      and

                           THE TOLEDO EDISON COMPANY,

                               each as a Servicer

                                      and

                           CITIBANK, N.A., as Trustee


                            SERIES 1996-1 SUPPLEMENT

                          Dated as of _________, 1996

                                       to

                        POOLING AND SERVICING AGREEMENT

                         Dated as of ___________, 1996


                   CENTERIOR ENERGY RECEIVABLES MASTER TRUST


                      $_________  Series 1996-1 Fixed Rate
                        Receivables-Backed Certificates

                                                                TABLE OF CONTENTS


                                            ARTICLE I  CREATION OF THE SERIES 1996-1 CERTIFICATES
         SECTION 1.01.  Designation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                                                              ARTICLE II  DEFINITIONS
         SECTION 2.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

                                                         ARTICLE III  CONDITIONS PRECEDENT
         SECTION 3.01.  Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

                            ARTICLE IV  RIGHTS OF SERIES 1996-1 INVESTORS AND ALLOCATION AND APPLICATION OF COLLECTIONS
         SECTION 4.01.  Establishment of Series Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         SECTION 4.02.  Allocation of Collections To and From The Series 1996-1 Defeasance Account  . . . . . . . . . . . . . .  9

                                                           ARTICLE V  PAYMENTS OF YIELD
         SECTION 5.01.  Yield . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         SECTION 5.02.  No Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

                                                       ARTICLE VI  EARLY AMORTIZATION EVENTS
         SECTION 6.01.  Additional Early Amortization Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

                                                       ARTICLE VII  MISCELLANEOUS PROVISIONS
         SECTION 7.01.  Ratification of Pooling and Servicing
                        Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         SECTION 7.02.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         SECTION 7.03.  Governing Law; Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         SECTION 7.04.  The Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         SECTION 7.05.  Restrictions on Transfer to Benefit Plan
                                  Investors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

EXHIBIT A                 Form of Series 1996-1 Investor Certificate

                 SERIES 1996-1 SUPPLEMENT, dated as of _________, 1996 (the "SERIES SUPPLEMENT"), among CENTERIOR FUNDING CORPORATION ("CFC"), a Delaware corporation, as Transferor (the "TRANSFEROR"), THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, an Ohio corporation ("CEI") and THE TOLEDO EDISON COMPANY, an Ohio corporation ("TE"), each as Servicer (collectively, the "SERVICERS" and individually, a "SERVICER"), and CITIBANK, N.A., a national banking association, as Trustee (the "TRUSTEE").

                 Pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of __________, 1996 (as amended and supplemented, the "POOLING AND SERVICING AGREEMENT"), among the Transferor, the Servicer and the Trustee, the Transferor may from time to time direct the Trustee to issue, on behalf of the Trust, one or more Series of Investor Certificates representing fractional undivided interests in the Trust. The Principal Terms of any new Series are to be set forth in a Supplement to the Pooling and Servicing Agreement, of which this Series Supplement is one. Capitalized terms used in this Series Supplement without definition shall have the meanings specified in the Pooling and Servicing Agreement.

                 Pursuant to this Series Supplement, the Transferor and the Trustee shall create a Series of Investor Certificates and specify the Principal Terms thereof.


                                   ARTICLE I

                   CREATION OF THE SERIES 1996-1 CERTIFICATES

                 SECTION 1.01. DESIGNATION. (a) There is hereby created a Series of Investor Certificates to be issued pursuant to the Pooling and Servicing Agreement and this Series Supplement to be known as the "Fixed Rate Receivables-Backed Certificates, Series 1996-1" (the "SERIES 1996-1 CERTIFICATES"). This Series shall consist of a Senior Class. Subject to the conditions set forth in ARTICLE III hereof, the Trustee shall authenticate and deliver the Series 1996-1 Certificates in the form attached hereto as Exhibit A, to or upon the written order of the Transferor, in an aggregate initial Invested Amount of $_________. The Series 1996-1 Certificates shall be issued in Book-Entry Form.

(b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Pooling and Servicing Agreement, the terms and provisions of this Series Supplement shall govern.

(c) Unless otherwise indicated, terms defined herein shall be deemed to apply only to the Series 1996-1 Certificates.

                                   ARTICLE II

                                  DEFINITIONS

                 SECTION 2.01. DEFINITIONS. (a) Whenever used in this Series Supplement the following words and phrases shall have the following meanings.

                 "ADDITIONAL EARLY AMORTIZATION EVENT" shall have the meaning specified in SECTION 6.01.

                 "AMORTIZATION DATE" shall mean the earlier of (i) the Scheduled Amortization Date and (ii) the date on which an Early Amortization Period is deemed to have occurred.

                 "APPLICABLE STRESS FACTOR" shall mean, with respect to the Series 1996-1 Certificates, 2.0.

                 "APPLICABLE RESERVE RATIO" shall mean, at any time with respect to the Series 1996-1 Certificates, a percentage calculated by the Master Servicer in the most recent Determination Date Certificate to equal the greater of (a) the Minimum Required Reserve Ratio with respect to such Series and (b) the sum of the Loss Reserve Ratio and the Dilution Reserve Ratio with respect to such Series.

                 "AVERAGE DILUTION RATIO" shall mean, for any Collection Period, the average of the Dilution Ratios for such Collection Period and for the immediately preceding eleven consecutive Collection Periods.

                 "CARRYING COST RESERVES" shall mean, with respect to the Series 1996-1 Certificates at any time, an amount equal to the following:

         CCR  =  (ACC - CCA) + AIA x WFR x ( 2 x TD)
                               ---------------------
                                        360
                 where:

                 CCR =    the Carrying Cost Reserves;

                 CCA  =   the aggregate balance of funds on balance in the
                          Carrying Cost Account as of such date and allocated to the Series 1996-1 Certificates;

                 ACC = accrued and unpaid Carrying Costs plus the amount of Carrying Costs (exclusive of Yield on the Investor Certificates) that will, or are estimated to, have accrued by the next fifteenth calendar day of any month (or, if such day is not a Business Day, the immediately succeeding Business Day, in each case as set forth in the then-effective Determination Date Certificate (such total being herein called the "ACCRUED CARRYING COSTS");

                 AIA = the Invested Amount of the Series 1996-1 Certificates as of such date;

                 WFR = the sum of (a) the Certificate Rate then in effect PLUS (b) the Servicing Fee rate
                          (computed at the fixed rate for a Successor
                          Servicer); and

                  TD =    Turnover Days.


                 "CERTIFICATE RATE" shall mean, with respect to the Series 1996-1 Certificates, ____%.

                 "CHANGE IN DEFERRED ARRANGEMENT PLAN BALANCE" shall mean, as calculated by the Master Servicer in each Determination Date Certificate for the most recent Collection Period, an amount equal to the excess, if any, of
(i) the aggregate Outstanding Balance of all Deferred Arrangement Payment Plan Receivables as of the last Business Day of such Collection Period, over (ii) the average of the Outstanding Balances of all Deferred Arrangement Payment Plan Receivables as of the last Business Day of each of the twelve most recent Collection Periods.

                 "CLOSING DATE" shall mean ________, 1996.

                 "DILUTION" shall mean, with respect to any Receivable, any reduction in the Outstanding Balance thereof on account of such Receivable or any portion thereof becoming a Diluted Receivable; PROVIDED, that for purposes of calculating the Dilution Ratio, Dilution shall not include any refunds or setoffs of any security deposits or credit balances which were subtracted from the Outstanding Balances of Eligible Receivables included in the calculation of the Net Receivables Balance.

                 "DILUTION HORIZON RATIO" shall mean, as calculated by the Master Servicer in each Determination Date Certificate for the most recently ended Collection Period, a fraction, (i) the numerator of which equals the sum of (A) the aggregate amounts of all new billed Pool Receivables generated during the most recently ended Collection Period and (B) the aggregate

Outstanding Balances of Unbilled Receivables as determined on the last Business Day of the most recently ended Collection Period, and (ii) the denominator of which equals the Net Receivables Balance as determined on the last Business Day of the most recently ended Collection Period.

                 "DILUTION RATIO" shall mean, as calculated by the Master Servicer in each Determination Date Certificate for the most recently ended Collection Period, the percentage equivalent of a fraction (a) the numerator of which equals the aggregate amount of Dilution on the Pool Receivables during such Collection Period and (b) the denominator of which equals the aggregate amounts of new billed Pool Receivables generated during the Collection Period immediately preceding the most recently ended Collection Period (so that, for example, if the Collection Period specified in CLAUSE (A) corresponded to the month of February, the Collection Period in this CLAUSE (B) would be the one corresponding to the month of January).

                 "DILUTION RESERVE RATIO" shall mean, as calculated by the Master Servicer in each Determination Date Certificate for the Series 1996-1 Certificates for the most recently ended Collection Period, the percentage equivalent of a fraction equal to the product of:

                 (a)  the sum of

                          (i) the product of (A) the Applicable Stress Factor for such Series and (B) the Average Dilution Ratio for such Collection Period, and

                          (ii)  the Dilution Volatility Factor, TIMES

                 (b) the Dilution Horizon Ratio then in effect.

                 "DILUTION VOLATILITY FACTOR" shall mean, as calculated by the Master Servicer in each Determination Date Certificate for the Series 1996-1 Certificates for the most recently ended Collection Period, the percentage equivalent of a fraction equal to the product of (i) the amount by which (A) the highest Dilution Ratio for any Collection Period ending during the most recently ended twelve-month period exceeds (B) the Average Dilution Ratio for the most recent Collection Period and (ii) a fraction equal to (A) the highest Dilution Ratio for any Collection Period ending during such twelve-month period divided by (B) the Average Dilution Ratio for the most recent Collection Period.

                 "DISTRIBUTION DATE" shall mean (i) during the Revolving Period, each ______ and ______ of each year, commencing __________, 199__, and
(ii) during the Amortization Period, the fifteenth day of each calendar month commencing (A) in the event that the Amortization Period commences on the Scheduled Amortization Date, on the Expected Final Payment Date and (B) in the event the Amortization Period occurs as a result of an early Amortization Event, on the first such day which is at least 30 days after the commencement of the Amortization Period or, if any such date described above is not a Business Day, the next succeeding Business Day.

                 "EARLY AMORTIZATION EVENT" shall mean any Early Amortization Event specified in Section 9.01 of the Pooling and Servicing Agreement.

                 "EXPECTED FINAL PAYMENT DATE" shall mean the Distribution Date occurring in ______________, 2001.

                 "GROSS LOSS RATIO" shall mean, as calculated by the Master Servicer in each Determination Date Certificate for the most recent Collection Period, the percentage equivalent of a fraction, (a) the numerator of which equals the sum of (i) the aggregate Outstanding Balances of all Pool Receivables which were written off as uncollectible during such Collection Period and (ii) the Change in Deferred Arrangement Plan Balance for such Collection Period, and (b) the denominator of which equals the aggregate amount of new billed Pool Receivables generated during the Collection Period that occurred six Collection Periods prior to the most recently ended Collection Period.

                 "INITIAL INVESTED AMOUNT" shall mean, with respect to the Series 1996-1 Certificates in the aggregate, the initial principal amount thereof, which shall equal $____________.

                 "INTEREST PERIOD" shall have the meaning specified in the Pooling and Servicing Agreement.

                 "INVESTED AMOUNT" shall mean, with respect to the Series 1996-1 Certificates as of any date, (a) the Initial Invested Amount of such Certificates MINUS (b) the aggregate amount of distributions to the Holders of such Certificates in reduction of the Invested Amount thereof; PROVIDED, HOWEVER, that the "Invested Amount" shall not be reduced by any amount of funds so received and distributed if at any time such distribution of such amount is rescinded or must otherwise be returned for any reason.

                 "LOSS HORIZON RATIO" shall mean, as calculated by the Master Servicer in each Determination Date Certificate for the most recently ended Collection Period, a fraction, (i) the numerator of which equals the sum of (A) the aggregate amounts of new billed Pool Receivables generated during the most recently ended Collection Period and the immediately preceding Collection Period and (B) the aggregate Outstanding Balances of Unbilled Receivables as determined on the last Business Day of the most recently ended Collection Period and (ii) the denominator of which equals the Net Receivables Balance as determined on the last Business Day of the most recently ended Collection Period.

                 "LOSS RESERVE RATIO" shall mean, as calculated by the Master Servicer in each Determination Date Certificate for the Series 1996-1 Certificates for the most recently ended Collection Period, the percentage equivalent of a fraction equal to the product of (a) the Applicable Stress Factor TIMES (b) the highest average of the Gross Loss Ratios for any three consecutive Collection Periods that occurred during the twelve-month period ending on the last Business Day of the most recently ended Collection Period TIMES (c) the Loss Horizon Ratio then in effect.

                 "MINIMUM REQUIRED RESERVE RATIO" shall mean, at any time, as calculated by the Master Servicer for the Series 1996-1 Certificates in the most recent Determination Date Certificate, a percentage equal to the higher of
(i) 7.5% and (ii) the sum of (x) six times the percentage set forth in the definition of Excess Concentration Balances for Obligors in the category "Not rated/other" and (y) the product of (1) the Average Dilution Ratio for the most recently ended Collection Period times (2) the Dilution Horizon Ratio for such Collection Period.

                 "RATING AGENCIES" shall mean Moody's and S&P.

                 "REQUIRED RESERVES" shall mean, as of any date of determination with respect to the Series 1996-1 Certificates, the product of
(i) the Applicable Reserve Ratio with respect to such Certificates as of such date and (ii) the Net Receivables Balance as of such date.

                 "REVOLVING PERIOD" shall mean the period beginning on the Closing Date and terminating on the earlier of (a) the close of business on the Business Day immediately preceding the Amortization Date and (b) the close of business on the Business Day immediately preceding the day on which any Early Amortization Event which has not been waived shall occur.

                 "SCHEDULED AMORTIZATION DATE" shall mean the first Distribution Date following the last day of the 57th month following the month during which the Closing Date shall have occurred.

                 "SERIES CUT-OFF DATE" shall mean the close of business on the Business Day immediately preceding the Closing Date.

                 "SERIES 1996-1" shall mean the Series of Investor Certificates, the terms of which are specified in this Series Supplement.

                 "SERIES 1996-1 DEFEASANCE ACCOUNT" shall have the meaning specified in SECTION 4.01(d).

                 "SERIES 1996-1 INVESTORS" shall mean the Holders of the Series 1996-1 Certificates.

                 "UNDIVIDED FRACTIONAL INTEREST" shall mean the undivided fractional interest in the aggregate Investors' Interest evidenced by a Series 1996-1 Certificate, the numerator of which equals the Ratable Principal Amount of such Series 1996-1 Certificate at the time of determination and the denominator of which equals the aggregate of the Ratable Principal Amounts of all Investor Certificates.

                 "YIELD" shall mean with respect to any Interest Period, (i) the product of (a) the Certificate Rate TIMES (b) the outstanding Invested Amount of such Certificate TIMES (c) the number of months elapsed in such Interest Period times 30 DIVIDED BY (d) 360.

                 (b) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement. Each capitalized term defined herein shall relate only to the Series 1996-1 Certificates and no other Series of Certificates issued by the Trust. The definitions in SECTION 2.01 are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                 (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" shall mean "including without limitation".


                                  ARTICLE III

                              CONDITIONS PRECEDENT

                 SECTION 3.01. CONDITIONS PRECEDENT. The Trustee will not authenticate the Series 1996-1 Certificates to be issued hereunder unless:

                 (a) The Trustee shall have received written certification from the Transferor and the Servicers that the Receivables Purchase Agreement and the Pooling and Servicing Agreement have become effective in accordance with the terms thereof;

                 (b) All conditions to the issuance of the Series 1996-1 Certificates set forth in SECTION 6.09 of the Pooling and Servicing Agreement shall have been satisfied; and

                 (c) On or prior to the Closing Date, the Trustee shall have received copies of ratings letters from each Rating Agency confirming that the Series 1996-1 Certificates shall be rated at least 'AAA' by S&P and 'Aaa' by Moody's.



                                   ARTICLE IV

                     RIGHTS OF SERIES 1996-1 INVESTORS AND
                   ALLOCATION AND APPLICATION OF COLLECTIONS

                 SECTION 4.01. ESTABLISHMENT OF SERIES ACCOUNTS. (a) (i) The Master Servicer, for the benefit of the Series 1996-1 Investors, shall establish and maintain in the name of the Trustee, on behalf of the Trust, with an Eligible Institution (which shall initially be the Trustee) a Trust Account accessible only by the Trustee (the "SERIES 1996-1 DEFEASANCE ACCOUNT"), which shall be identified as the "Defeasance Account for the Centerior Energy Receivables Master Trust, Series 1996-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1996-1 Investors. The Series 1996-1 Defeasance Account shall be a Defeasance Account within the meaning of the Pooling and Servicing Agreement.

                 (ii) At the direction of the Master Servicer (which may be a standing direction), funds on deposit in the Series 1996-1 Defeasance Account shall be invested by the Trustee in Eligible Investments selected by the Master Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 1996-1 Investors. Funds on deposit in the Series 1996-1 Defeasance Account shall be invested in Eligible Investments that will mature so that such funds will be available on the next "Distribution Date" (as defined in the Pooling and Servicing Agreement) with respect to any Collection Period (whether or not such date is a Distribution Date within the meaning of this Supplement).

                 (b)(i) The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in, and all Eligible Investments credited to, the Series 1996-1 Defeasance Account and in all proceeds thereof. The Series 1996-1 Defeasance Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 1996-1 Investors and shall, except as expressly set forth in this Series Supplement, be subject to the provisions of the Pooling and Servicing Agreement relating to all Trust Accounts.

                 (c) Any request by the Master Servicer to invest funds on deposit in any Series 1996-1 Defeasance Account shall be in writing and shall certify that the requested investment is an

Eligible Investment which matures at or prior to the time required hereby.


                 SECTION 4.02. ALLOCATION OF COLLECTIONS TO AND FROM THE SERIES 1996-1 DEFEASANCE ACCOUNT. (a) During the Revolving Period, no reductions shall be made to the Invested Amounts of the Series 1996-1 Certificates.

                 (b) On each Business Day during the Amortization Period, the Trustee shall, out of the Collections and other funds made available for allocation to the Series 1996-1 Investors pursuant to CLAUSE FIRST, SECOND and/or THIRD of SECTION 4.03(C)(III), deposit all such funds into the Series 1996-1 Defeasance Account until the amount on deposit therein equals the Invested Amount of the Series 1996-1 Certificates, plus all accrued Yield thereon through the next applicable Distribution Date. On each Distribution Date during the Amortization Period, the Paying Agent shall distribute all amounts on deposit in the Series 1996-1 Defeasance Account to the Series 1996-1 Investors until the Invested Amount of the Series 1996-1 Certificates and all Yield thereon have been paid in full, and any funds thereafter remaining shall be returned to the Transferor in satisfaction of the Deferred Payment Right.

Notwithstanding anything to the contrary hereinabove, on any Distribution Date which is not the final Distribution Date for the Series 1996-1 Investors, the Paying Agent may, in its sole discretion and for purposes of administrative convenience, retain funds in the Series 1996-1 Defeasance Account in lieu of distributing the same provided that such funds are not in excess of $100,000. All amounts distributed to the Series 1996-1 Investors from the Series 1996-1 Defeasance Account during the Amortization Period shall be distributed in the following order of priority:

                 FIRST, to the payment of all accrued and unpaid Yield owing to the holders of the Series 1996-1 Certificates until such Yield has been paid in full; and

                 SECOND, to the reduction of the Invested Amount of the Series 1996-1 Certificates until such Invested Amount has been reduced to zero.

                 If the funds available for distribution from the Series 1996-1 Defeasance Account under any of the immediately preceding CLAUSES FIRST through SECOND above are less than the amounts to be paid pursuant to any such clause, then, in any such case, such available funds shall be allocated by the Master Servicer PRO RATA for distribution to the Investors to whom such amounts are owed according to the respective Invested Amounts of the Investors entitled to payment under such clause. All obligations in lower priority categories shall remain unsatisfied until the obligations in the preceding category have been satisfied.


                                   ARTICLE V

                               PAYMENTS OF YIELD

                 SECTION 5.01. YIELD. (a) The outstanding Invested Amount of the Series 1996-1 Certificates shall accrue Yield at the Certificate Rate until such Invested Amount has been reduced to zero. On each Distribution Date during the Revolving Period, the Trustee shall make available to the Paying Agent and the Paying Agent shall distribute to the Series 1996-1 Investors, out of the Collections and other funds on deposit in the Carrying Cost Account allocable to the Series 1996-1 Investors, an amount equal to all accrued and unpaid Yield on the Series 1996-1 Certificates. If the amounts so made available are insufficient to pay such accrued and unpaid Yield in full, then the Paying Agent shall distribute such funds to the holders of the Series 1996-1 Certificates ratably in accordance with their respective Invested Amounts until the Yield owing on the Series 1996-1 Certificates has been paid in full. Any Yield due but not paid on any Distribution Date will be due on the next succeeding Distribution Date with additional interest on such overdue amount at the applicable Certificate Rate to the extent permitted by applicable law.

                 SECTION 5.02. NO OPTIONAL PREPAYMENTS. (a) The Transferor shall not have the right to cause the Series 1996-1 Certificates to be prepaid in full, or, in part, at any time prior to the Expected Final Payment Date.


                                   ARTICLE VI

                           EARLY AMORTIZATION EVENTS

                 SECTION 6.01. ADDITIONAL EARLY AMORTIZATION EVENTS. It shall constitute an Additional Early Amortization Event with respect to the Series 1996-1 Certificates if the average of the Applicable Reserve Ratios for the Series 1996-1 Certificates, as calculated by the Master Servicer in the relevant Determination Date Certificates for any three (3) consecutive Collection Periods, shall exceed thirty percent (30%).


                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

                 SECTION 7.01. RATIFICATION OF POOLING AND SERVICING AGREEMENT. As supplemented by this Series Supplement, the

Pooling and Servicing Agreement is in all respects ratified and confirmed and the Pooling and Servicing Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

                 SECTION 7.02. COUNTERPARTS. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                 SECTION 7.03. GOVERNING LAW; JURISDICTION. (A) THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 [(b) JURISDICTION. Each of the parties hereto hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any federal court of the United States of America sitting in New York City or, if jurisdiction is not available in such federal court, New York State court, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Series Supplement, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by law.]

                 (c) CONSENT TO SERVICE OF PROCESS. Each party to this Series Supplement irrevocably consents to service of process in the manner provided for notices in Section 13.05 of the Pooling and Servicing Agreement. Nothing in this Series Supplement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                 SECTION 7.04. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Series Supplement, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Transferor and the Servicers.

                 SECTION 7.05. RESTRICTIONS ON TRANSFER TO BENEFIT PLAN INVESTORS. Notwithstanding anything to the contrary in the Pooling and Servicing Agreement, the Series 1996-1 Certificates may not be issued, assigned or transferred to or otherwise held by any "benefit plan investor" as defined in Section 2510.3-101(f)(2) of the Labor Regulations promulgated under ERISA unless the acquisition or holding of such Certificates by such benefit plan investor is exempted from the "prohibited transaction" provisions of ERISA. Notwithstanding anything to the contrary herein or in the Pooling and Servicing Agreement, any purported transfer of a Series 1996-1 Certificate to a benefit plan investor in violation of this SECTION 7.05 shall be void and of no effect. Each benefit plan investor which acquires any Series 1996-1 Certificates shall be deemed to have represented and warranted to the Trust that such Investor's acquisition or holding of the Series 1996-1 Certificates does not constitute a nonexempt "prohibited transaction" under the applicable provisions of ERISA and the Internal Revenue Code. The Trustee shall be entitled to rely on such deemed representation and shall have no responsibility for, nor any liability in respect of, the inaccuracy of any such representation or warranty or the failure of any issuance, assignment, transfer or holding to otherwise be in compliance with this Section 7.05.

                 IN WITNESS WHEREOF, the Transferor, the Servicers and the Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

                                        CENTERIOR FUNDING CORPORATION
                                          Transferor

                                        By:  ______________________________
                                             Name:
                                             Title:


                                        THE CLEVELAND ELECTRIC ILLUMINATING
                                        COMPANY and THE TOLEDO EDISON
                                        COMPANY, as Servicers

                                        By:___________________________
                                           Name:
                                           Title:


                                        CITIBANK, N.A., as Trustee

                                        By:___________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT A

                       FORM OF SERIES 1996-1 CERTIFICATE

Number ____________                                            CUSIP ___________
Initial Invested Amount $_____________


                 FIXED RATE RECEIVABLES-BACKED CERTIFICATE
                                 SERIES 1996-1

                         THIS CERTIFICATE REPRESENTS AN
                  UNDIVIDED INTEREST IN CERTAIN ASSETS OF THE

                   CENTERIOR ENERGY RECEIVABLES MASTER TRUST


the corpus of which consists primarily of certain receivables generated from time to time by The Cleveland Electric Company ("CEI") and The Toledo Edison Company ("TE" and, together with CEI, collectively, the "Originators") and purchased by Centerior Funding Corporation (the "Transferor"), which in turn transfers and assigns such receivables to the Centerior Energy Receivables Master Trust. This Certificate does not represent any recourse obligation of, and is not guaranteed by, the Transferor, any Originator or any Affiliate of any of them.

                 This certifies that

                                                                        (the
"Holder"), is the registered owner of a fractional undivided interest in the assets of the Centerior Energy Receivables Master Trust (the "Trust"), created pursuant to the Pooling and Servicing Agreement, dated as of ______________, 1996 (as supplemented or modified, the "Agreement"), by and among the Transferor, CEI and TE, as Servicers, and Citibank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement. Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual or facsimile signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 Reference is hereby made to the further provisions of this Certificate set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 This Certificate is one of the duly authorized Series 1996-1 Certificates designated and issued under the Agreement on the Closing Date and constitutes a Senior Class.

                 The corpus of the Trust consists of (i) a portfolio of receivables (the "Receivables") transferred under the Agreement from time to time, (ii) funds collected or to be collected from Obligors in respect of the Receivables, (iii) all funds which are from time to time on deposit in the Collection Accounts, the

Concentration Account and any other account or accounts held for the benefit of Certificateholders and (iv) all other assets and interests constituting the Trust Assets.

                 This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the Series 1996-1 Supplement relating thereto (the "Supplement"), to which Agreement and Supplement, as amended from time to time, the Holder by virtue of the acceptance hereof assents and is bound. Although a summary of certain provisions of the Agreement is set forth below, this Investor Certificate does not purport to summarize the Agreement and the Supplement and is qualified in its entirety by the terms and provisions of the Agreement and the Supplement. Reference is made to the Agreement and the Supplement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee, the Servicers and the other parties bound thereby. A copy of the Agreement and Supplement may be requested by writing to the Trustee at 111 Wall Street, 5th Floor, New York, New York 10043, Attention: _________, at the expense of the Transferor.

                 This Certificate is an Investor Certificate. The Trust's assets are allocated in part to the Holder, the other Investors of this Series and the Investors of other Series, if any, with the remainder allocated to the Transferor. The Investor Certificates represent an undivided fractional beneficial interest in the Trust and the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificates, at the times and in the amounts specified in the Agreement and the Supplement, of the Investors' Interest of Collections from time to time, with any excess of the Investors' Interest of Collections over the amount of such required payments to be remitted to the Transferor in satisfaction of the Deferred Payment Right.

                 The Initial Invested Amount on the Closing Date is $________. The Invested Amount with respect to any date will be an amount equal to (a) the Initial Invested Amount, MINUS (b) the amount of any distributions to the Investor in reduction of the Invested Amount on or prior to such date pursuant to the terms of the Agreement. The Initial Invested Amount and the distributions of principal to the Investors shall be recorded on the Certificate Register.

                 Yield with respect to this Certificate shall be distributed to the Holder hereof on each Distribution Date as provided in the Supplement. Payment of any installment of Yield on this Certificate will be made or caused to be made by the Paying Agent to the person in whose name such Certificate is registered at the close of business on the Record Date. Payment of such interest will be made by wire transfer to a designated account maintained by the Holder, provided that such Holder has provided the Paying Agent with the wire transfer designation, in writing, received by the Paying Agent on or prior to the relevant Record Date. In the absence of such timely wire transfer instructions, payment will be made by check to the address of record of the Holder.

                 Payment of principal in respect of this Certificate will be made by transfer to an account maintained by the Holder. The final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and upon presentation and surrender of this Certificate at the Corporate Trust Office of the Trustee. Upon payment of the final distribution on this Certificate, all further payments on account of the Holder's interest in the Trust shall be remitted to the Transferor in satisfaction of the Deferred Payment Right.

                 This Certificate does not represent an obligation of, or an interest in, the Transferor, any Servicer, any Originator or any Affiliate of any of them. This Certificate is limited in right of payment to certain Collections of the Receivables (and certain other amounts), all as more specifically set forth hereinabove, in the Agreement and in the Supplement.

                 The Agreement may be amended by the Transferor, the Servicers and the Trustee, without the consent of any Investor, under certain circumstances and may also be amended by the Servicers, the Transferor and the Trustee, with the consent of the Investors owning a Majority in Interest of the Investor Certificates of each adversely affected Series, all as more fully described in SECTION 13.01 of the Agreement.

                 As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Investor Certificate evidencing a like fractional undivided interest in the Trust, as requested by the Investor surrendering this Certificate. No service charge will be imposed for any such transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                 This Certificate shall be construed in accordance with and governed by the laws of the State of New York, including without limitation
Section 5-1401 of the General Obligations Law but otherwise without reference to its conflict of law provisions.

                 IN WITNESS WHEREOF, the Transferor has caused this Certificate to be duly executed.

                                CENTERIOR FUNDING CORPORATION


                                By:  ______________________________
                                     Name:
                                     Title:



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                 This is one of the Investor Certificates described in the within-mentioned Pooling and Servicing Agreement.


                                     Dated:  ______________________


CITIBANK, N.A.,
not its individual capacity but
solely as Trustee


By:  ________________________  OR          ______________________________
     Authorized Officer                    ______________________________ as
                                           Authenticating Agent for
                                           the Trustee

                                           By:  _________________________
                                                Authorized Officer